Promissory Note


U.S. $150,000,000                                                August 13, 2002

     FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, MONSANTO COMPANY, a Delaware corporation ("Borrower"), unconditionally promises to pay to the order of PHARMACIA CORPORATION, a Delaware corporation ("Lender"), at Lender's office located at 100 Route 206 North, Peapack, New Jersey 07977, or at such other place as Lender may designate to Borrower in writing from time to time, on the Maturity Date (as defined below) the principal sum of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000) (the "Principal Loan Amount").

     The Borrower promises to pay interest on the unpaid balance of the Principal Loan Amount from and including the date of this Promissory Note to but excluding the Maturity Date or the earlier repayment date of the Principal Loan Amount in accordance with the terms hereof at a rate per annum equal to [__.___]%, calculated on the basis of a 360-day year. Accrued interest shall be payable on the Maturity Date or the earlier prepayment date of the Principal Loan Amount in accordance with the terms hereof.

     All payments hereunder shall be made in U.S. Dollars and in immediately available funds, without deduction, set-off or counterclaim. Lender shall maintain on its books records setting forth the amounts of principal, interest and other sums paid or payable by the Borrower from time to time hereunder. In the event of any dispute, action or proceeding relating to this Note, such records shall be conclusive in the absence of manifest error.

     1. Certain Definitions. As used herein, the following terms shall have the following meanings:

     "Banking Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which national banks in the State of New York are closed.

     "Borrower" shall have the meaning set forth in the preamble.

     "Buy and Sellback Agreement" shall mean the Buy and Sellback Agreement, dated as of June 30, 1998, as amended, among the Lender (formerly known as Monsanto Company), Monsanto Colombiana, Inc. and Centrobanca, S.p.A.

     "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

     "Consolidated" shall refer to the consolidation of accounts in accordance with generally accepted accounting principles in effect from time to time.

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     "Default"  shall  mean  any  Event  of  Default  or any  event  that  would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Default Rate" shall mean, in respect of any amount not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to a fixed rate 2.00% above the rate of interest otherwise applicable to the Principal Loan Amount.

     "Disclosed   Litigation"  shall  mean  any  litigation   disclosed  in  the
Borrower's public filings with the Securities and Exchange Commission on or prior to the date hereof.

     "Environmental Action" shall mean any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" shall mean any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or written judicial policy or guidance that is publicly available, in each case relating to pollution or protection of the environment, health and safety as they relate to Hazardous Materials or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliates" shall mean any Person that for purposes of Title IV of ERISA is a member of any Borrower's controlled group, or under common control with any Borrower, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA Event" shall mean (a) the occurrence of a reportable event, within the meaning of Section 4043 or ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(c) of ERISA; (d) the cessation of operations at a facility of any Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an

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amendment to a Plan requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

     "Events of Default" shall have the meaning set forth in Section 6.

     "Five Year Facility" shall mean the Five Year Credit Agreement, dated as of August 8, 2000, among Pharmacia Corporation, Monsanto Company and the lenders party thereto, as in effect on the date hereof.

     "Hazardous Materials" shall mean (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Indebtedness" shall mean, with respect to any Person, any amount payable by such Person pursuant to an agreement or instrument involving or evidencing money borrowed or received, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase, pursuant to a lease with substantially the same economic effect as any such agreement or instrument, or any such agreement, instrument or arrangement secured by any lien or other encumbrance upon any property owned by such Person, even though such Person has not assumed or become liable for the payment of any money under such agreement, instrument or arrangement, to which such Person is a party as debtor, borrower or guarantor.

     "Lender" shall have the meaning set forth in the preamble.

     "Lien" shall mean any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having the effect of security, including, without limitation, the lien or retained security title of a conditional vendor.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition or results of operations of the Borrower or the Borrower and its Consolidated Subsidiaries taken as a whole or (b) the ability of the Borrower to perform its obligations under this Promissory Note.

     "Material Subsidiary" of the Borrower shall mean, at any time, a domestic Consolidated Subsidiary of the Borrower having (i) at least 10% of the total Consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of such Borrower) or (ii) at least 10% of the Consolidated net sales of the Borrower and its Subsidiaries for the twelve month period ending on the last day of the most recent fiscal quarter of the Borrower.

     "Maturity Date" shall mean November 15, 2002.

     "Multiemployer Plan" shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or

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

accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Person" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization or government, or any political subdivision, department or agency of any government.

     "Principal Loan Amount" shall have the meaning set forth in the preamble.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation (or any successor).

     "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Taxes" shall have the meaning set forth in Section 2(f).

     "364-Day Facility" shall mean the 364-Day Credit Agreement, dated as of July 17, 2002, among Monsanto Company and the lenders party thereto, as in effect on the date hereof.

     "Voting Stock" shall mean capital stock issue by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     2. Payments.

     (a) Place and Time of Payment. All payments of principal of and interest on this Promissory Note and all other amounts payable hereunder shall be made by deposit to account no. 323372929 at JP Morgan Chase Bank, ABA No. 021000021 not later than 12:00 p.m. (New York time) on the dates due, or to such other account as the Lender may designate in writing to the Borrower.

     (b) Payments to be on Banking Days. Whenever any payment hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day (unless such next succeeding Banking Day would fall in the succeeding calendar month, in which case such payment shall be made on the next preceding Banking Day), and any such extension or reduction of time shall in such case be reflected in the computation of payment of interest.

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     (c) Interest on Overdue Principal and Other Amounts.  In the event that any principal hereof, any interest hereon or any other amount payable by the Borrower hereunder (including any prepayment due in accordance with paragraph
(e) below and any amounts due by reason of demand or otherwise) is not paid when due in accordance with the terms of this Promissory Note, the Borrower will pay, to the extent permitted by applicable law, interest on such past-due amount from the date such amount becomes due until the date the same is paid in full, at a rate per annum equal to the Default Rate in effect from time to time.

     (d) Voluntary Prepayments. The Borrower may, upon five Banking Days' notice to the Lender, prepay all or any portion of the Principal Loan Amount on any Banking Day prior to the Maturity Date; provided, however, that (x) the minimum amount of any such prepayment shall be $5,000,000 or any larger multiple thereof and (y) such prepayment is made together with any accrued interest to but excluding the date of prepayment on the portion of the Principal Loan Amount so prepaid.

     (e) Mandatory Prepayment. If at any time the aggregate amount of proceeds received after the date of this Promissory Note by the Borrower or any Consolidated Subsidiary (including the fair value of any proceeds not received in U.S. dollars) from any issuance of Indebtedness (including, without limitation, the $600,000,000 of Indebtedness expected to be incurred by the Borrower in a public debt offering scheduled to close on August 14, 2002, but excluding any Indebtedness that arises from commercial paper borrowings that are supported by the Five Year Facility or the 364-Day Facility) or Capital Stock to or capital contribution by any Person exceeds (A) to the extent that the Borrower or any of its Subsidiaries shall have repurchased the Note (as defined in the Buy and Sellback Agreement) from Centrobanca, S.p.A., $800,000,000 or (B) to the extent that the Borrower or any of its Subsidiaries shall not have repurchased the Note from Centrobanca, S.p.A., $750,000,000, then, in such case, the Borrower shall on the next succeeding Banking Day pay to the Lender the entire unpaid Principal Loan Amount together with accrued and unpaid interest to but excluding the date of prepayment and all other amounts then due by the Borrower hereunder.

     (f) Payments Free and Clear of Taxes. Any and all payments by the Borrower hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all interest, penalties or other liabilities with respect thereto, excluding taxes imposed on or measured by the net income or capital of the Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter called "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the Borrower shall forthwith pay to the Lender such additional amount as may be necessary so that after making all required deductions for Taxes (including deductions applicable to additional amounts payable under this paragraph (f)) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable laws.

     3. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

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

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The Borrower has taken all necessary action to authorize the execution and delivery of this Promissory Note and all other documents to be executed and delivered by it in connection herewith and the performance of its obligations hereunder.

     (c) This Promissory Note has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     (d) All governmental authorizations, if any, and actions of any kind necessary for the due execution, delivery and performance of this Promissory Note by the Borrower or required for the validity or enforceability against the Borrower of this Promissory Note, have been obtained or performed and are valid and subsisting in full force and effect.

     (e) No consent or approval of, or notice to, any creditor of the Borrower is required by the terms of any agreement or instrument evidencing any Indebtedness of the Borrower for the execution or delivery of, or the performance of the obligations of the Borrower under, this Promissory Note, and such execution, delivery and performance will not result in any breach or violation of, or constitute a default under, the charter or by-laws of the Borrower or any agreement, instrument, judgment, order, statute, rule or regulation applicable to the Borrower or to any of its property.

     (f) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), and there has been no material adverse change in the status, or financial effect on the Borrower or any of its Consolidated Subsidiaries of the Disclosed Litigation or (ii) purports to affect the legality, validity or enforceability of this Promissory Note or the consummation of the transactions contemplated hereby.

     (g) The payment obligations of the Borrower under this Promissory Note rank at least pari passu with all of its other unsecured Indebtedness, except for obligations accorded preference by mandatory provisions of law.

     (h) The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     4. Affirmative Covenants. So long as any amount is owing under this Promissory Note, the Borrower covenants as follows:

     (a) Compliance with Laws, Etc. The Borrower shall comply, and shall cause each of its Material Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and order, such compliance to include,

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

without limitation, compliance with ERISA and Environmental Laws, except for such non-compliance as would not have a Material Adverse Effect.

     (b) Payment of Taxes, Etc. The Borrower shall pay and discharge, and shall cause each of its Material Subsidiaries to pay and discharge, before the date on which penalties are attached thereto, all taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Borrower nor any of its Material Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings or are not of material importance to the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries.

     (c) Maintenance of Insurance, Etc. The Borrower shall maintain, and shall cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is consistent with prudent business practice. This paragraph shall not prevent the use of deductible or excess loss insurance and shall not prevent the Borrower or a Consolidated Subsidiary from acting as a self-insurer or maintaining insurance with a Subsidiary or Subsidiaries so long as such action is consistent with sound business practice.

     (d) Preservation of Corporate Existence, Etc. The Borrower shall preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower may consummate any merger or consolidation permitted under Section 5(b) and; provided, further, that the Borrower shall not be required to preserve any right or franchise if the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower.

     (e) Keeping of Books. The Borrower shall keep, and shall cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

     (f) Reporting Requirements. The Borrower shall deliver to the Lender (i) as soon as possible and in any event within five days after the determination by the Borrower of the occurrence of a Default that is continuing on the date of such statement, a statement of the Chief Financial Officer, Treasurer, Assistant Treasurer, Controller, Assistant Controller, or other authorized financial officer of the Borrower setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto and (ii) such other information (excluding trade secrets) in respect of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

     (g) Environmental Guarantees. The Borrower shall provide letters of credit to replace approximately $60,000,000 in environmental guarantees provided by the Lender to the Environmental Protection Agency within 15 days after notice from the Environmental Protection Agency or other appropriate regulatory authority that a guarantee by the Borrower is insufficient to satisfy any financial assurance requirements of Subpart H of 40 CFR part 264.

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     5. Negative Covenants. So long as any amount is owing under this Promissory
Note, the Borrower covenants as follows:

     (a)  Liens,   Etc.  The  Borrower  shall  not  and  shall  not  permit  any
Consolidated Subsidiary to incur any Lien except for Liens permitted under the Five Year Facility.

     (b) Mergers, Etc. The Borrower shall not and shall not permit any Consolidated Subsidiary to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Material Subsidiaries to do so, except that (i) any Material Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Material Subsidiary of the Borrower any other Subsidiary of such Borrower that shall become a Material Subsidiary as a result of such transaction and (ii) any Material Subsidiary of the Borrower may merge into or dispose of assets to the Borrower; provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

     (c) Change in Nature of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature of its business taken as a whole as carried on at the date hereof.

     6. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Borrower shall fail to pay the Principal Loan Amount when due under this Promissory Note; or the Borrower shall fail to pay any interest or other amounts payable under this Promissory Note within five Banking Days after such interest or other amounts become due and payable;

     (b) Any representation or warranty made by the Borrower in connection with this Promissory Note shall prove to have been incorrect in any material respect when made;

     (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 4(d), 4(f)(i), 4(g) or 5 or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Promissory Note and, solely in the case of clause (ii), such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Lender;

     (d) The Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Indebtedness (other than any Indebtedness under this Promissory Note) that is outstanding in a principal amount or notional amount of at least $50,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or permit the holders of such Indebtedness to elect to accelerate the maturity of such

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

Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

     (e) The Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

     (f) Any judgment or order for the payment of money in excess of $75,000,000 in the aggregate shall be rendered against any Borrower or any of its Material Subsidiaries and either (i) a lawsuit shall have been properly commenced by any creditor to enforce such judgment or order or (ii) such judgment is not, within 30 days after entry thereof, paid, bonded, discharged or stayed during appeal, or is not discharged within 30 days after the expiration of such stay; provided, however, that the rendering of any such judgment or order shall not be an Event of Default under this paragraph (f) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not properly disputed the claim made for payment of, the amount of such judgment or order;

     (g) (i) Any Person or two or more Persons acting in concert shall have, on or after the date of this Promissory Note, acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of such Borrower; or (ii) during any period of up to 24 consecutive months, commencing on or after the date of this Promissory Note, individuals who at the beginning of such 24-month period were directors of the Borrower (together with any new directors who (A) were properly and duly elected to the board of directors pursuant to the Borrower's bylaws by the affirmative vote of a majority of the remaining directors then in office or (B) were nominated by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower) shall cease for any reason to constitute a majority of the board of directors of the Borrower; or

     (h) The Borrower or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Lender, shall be reasonably likely to incur liability in excess of $75,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; provided, that the occurrence of the ERISA Event described in PBGC Regulation Sections 4040.23, 4043.29 or 4043.32 shall constitute an Event of Default under this paragraph (h) only if it is reasonably expected to result in a Material Adverse Effect, (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Lender may by notice to the Borrower declare the Principal Loan Amount, all interest thereon and all other amounts payable under this Promissory Note to be forthwith due and payable, whereupon the Principal Loan Amount, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry for relief with respect to the Borrower under the Federal Bankruptcy Code, the Principal Loan Amount, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     7. Miscellaneous.

     (a) The Borrower waives presentment, notice of dishonor, protest and any other formality with respect to this Promissory Note.

     (b) The Borrower agrees to reimburse the Lender on demand for all reasonable costs, expenses and charges (including reasonable fees and charges of external and in-house legal counsel for the Lender) in connection with the interpretation, performance or enforcement of this Promissory Note, including, without limitation, all such costs and expenses incurred by the Lender in or relating to any bankruptcy or insolvency proceedings of Borrower and any attorney's fees, expenses and costs reasonably incurred in connection with any of the foregoing. In addition, the Borrower shall pay any present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies which arise in any jurisdiction from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Promissory Note.

     (c) This Promissory Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns; provided, that the Borrower may not delegate any of its obligations hereunder to any Person without the written consent of the Lender. The Lender may at any time assign or otherwise transfer or sell participations in this Promissory Note or any of the Lenders rights hereunder.

     (d) Any suit, action or proceeding against the Borrower with respect to this Promissory Note or on any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, as the Lender may elect in its sole discretion, and the Borrower submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding or judgment. The Borrower hereby waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Promissory Note brought in such courts, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (e) The Borrower hereby waives any right the Borrower may have to jury trial.

     (f) THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                    MONSANTO COMPANY


                                    By:  /s/ Terrell K. Crews
                                       -----------------------------------------
                                       Name: Terrell K. Crews
                                       Title: Executive Vice President and Chief
                                              Financial Officer


                                    By:  /s/ Robert A. Paley
                                       -----------------------------------------
                                       Name:  Robert A. Paley
                                       Title: Assistant Treasurer